UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2015

Keryx Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(212) 531-5965

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of stockholders of Keryx Biopharmaceuticals, Inc. (“Keryx”) was held on June 16, 2015. The following matters were voted on by the stockholders: the election of directors, the ratification of the appointment of UHY LLP as Keryx’s independent registered public accounting firm for the year ending December 31, 2015, and the advisory vote on the compensation of named executive officers. At the meeting, Kevin J. Cameron, Joseph Feczko, M.D., Wyche Fowler, Jr., Jack Kaye, Gregory P. Madison, Daniel Regan, and Michael P. Tarnok were re-elected to the Board.

The vote with respect to each nominee is set forth below:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Kevin J. Cameron	63,341,391	405,713	26,048,171
Joseph Feczko, M.D.	63,348,363	398,741	26,048,171
Wyche Fowler, Jr.	63,211,200	535,904	26,048,171
Jack Kaye	63,328,721	418,383	26,048,171
Gregory P. Madison	63,347,297	399,807	26,048,171
Daniel Regan	62,692,315	1,054,789	26,048,171
Michael P. Tarnok	62,698,103	1,049,001	26,048,171

The vote with respect to the ratification of the appointment of UHY LLP as Keryx’s independent registered public accounting firm for the year ending December 31, 2015, is set forth below:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
88,742,850	264,954	787,471	0

The vote with respect to the advisory vote on the compensation of Keryx’s named executive officers is set forth below:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
60,769,354	2,838,361	139,389	26,048,171

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: June 17, 2015	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer